Exhibit 99.A
Unaudited Pro Forma Consolidated Financial Statement Information
Basis of Presentation
The accompanying unaudited pro forma consolidated financial statement information has been prepared to reflect the anticipated distribution by Hillenbrand Industries, Inc. (“Original Hillenbrand”) of all the shares of Batesville Holdings, Inc. (“Batesville”) to Original Hillenbrand’s shareholders (the “Batesville spin-off”). On the distribution date, Original Hillenbrand will distribute one share of common stock of Batesville for every share of Original Hillenbrand’s common stock held by shareholders as of the record date to be established by Original Hillenbrand’s Board of Directors. Original Hillenbrand has received a private letter ruling from the Internal Revenue Service to the effect that the distribution, together with certain related transactions, will qualify as a tax-free distribution for U.S. federal income tax purposes. In addition, Original Hillenbrand will receive an opinion of Bracewell & Giuliani LLP, counsel to Original Hillenbrand, addressing certain requirements, the satisfaction of which has been assumed in the private letter ruling, that must be met in order for the distribution to qualify as a tax-free distribution.
The following unaudited pro forma consolidated statements of income for the three-month periods ended December 31, 2007 and 2006, along with the years ended September 30, 2007, 2006 and 2005, have been derived from Original Hillenbrand’s historical financial statements as if the Batesville spin-off occurred as of October 1, 2006. The unaudited pro forma consolidated balance sheet as of December 31, 2007 is prepared as if the Batesville spin-off occurred on December 31, 2007. In order to derive the pro forma financial information, the historical results of Original Hillenbrand are adjusted to eliminate the assets, liabilities and results of operations of Batesville’s business. Pro forma adjustments are described in the notes to unaudited pro forma consolidated financial statements.
Original Hillenbrand’s unaudited pro forma consolidated financial statements are presented for illustrative and informational purposes only and are not intended to represent or be indicative of the financial condition or results of operations which would actually have been recorded if the Batesville spin-off had occurred at an earlier date. In addition, these unaudited pro forma consolidated financial statements are not intended to represent Original Hillenbrand’s financial position or results of operations for any future date or period. These historical unaudited pro forma consolidated financial statements should be read in conjunction with Original Hillenbrand’s Form 10-K for the year ended September 30, 2007 and its Form 10-Q for the quarterly period ended December 31, 2007.

Unaudited Pro Forma Consolidated Statement of Income
Three-months ended December 31, 2007

		Spin-off of
Amounts in millions, except per share amounts	Historical	Batesville (a)		Pro Forma
Net Revenues
Health Care sales	$229.5	$—		$229.5
Health Care rentals	111.9	—		111.9
Funeral Services sales	162.9	(162.9)		—

Total revenues	504.3	(162.9)		341.4
Cost of Revenues
Health Care cost of goods sold	136.5	—		136.5
Health Care rental expenses	52.9	—		52.9
Funeral Services cost of goods sold	96.0	(96.0)		—

Total cost of revenues	285.4	(96.0)		189.4

Gross Profit	218.9	(66.9)		152.0
Other operating expenses	153.7	(27.4	)(b)	126.3
Special charges	2.3	—		2.3

Operating Profit	62.9	(39.5)		23.4

Other income (expense), net:
Interest expense	(5.6)	—		(5.6)
Investment income and other	12.1	(9.3	)(f)	2.8

Income Before Income Taxes	69.4	(48.8)		20.6
Income tax expense	24.6	(16.4	)(g)	8.2

Net Income	$44.8	$(32.4)		$12.4

Net Income per Common Share — Basic	$0.72			$0.20

Net Income per Common Share — Diluted	$0.72			$0.20

Average Common Shares Outstanding — Basic	62.2			62.2

Average Common Shares Outstanding — Diluted	62.4			62.4

Unaudited Pro Forma Consolidated Statement of Income
Three-months ended December 31, 2006

		Spin-off of
Amounts in millions, except per share amounts	Historical	Batesville (a)		Pro Forma
Net Revenues
Health Care sales	$210.8	$—		$210.8
Health Care rentals	110.2	—		110.2
Funeral Services sales	162.2	(162.2)		—

Total revenues	483.2	(162.2)		321.0
Cost of Revenues
Health Care cost of goods sold	122.4	—		122.4
Health Care rental expenses	53.2	—		53.2
Funeral Services cost of goods sold	93.4	(93.4)		—

Total cost of revenues	269.0	(93.4)		175.6

Gross Profit	214.2	(68.8)		145.4
Other operating expenses	135.1	(24.7	)(b)	110.4

Operating Profit	79.1	(44.1)		35.0

Other income (expense), net:
Interest expense	(5.7)	—		(5.7)
Investment income and other	8.8	(8.1	)(f)	0.7

Income Before Income Taxes	82.2	(52.2)		30.0
Income tax expense	30.3	(19.3	)(g)	11.0

Net Income	$51.9	$(32.9)		$19.0

Net Income per Common Share — Basic	$0.84			$0.31

Net Income per Common Share — Diluted	$0.84			$0.31

Average Common Shares Outstanding — Basic	61.6			61.6

Average Common Shares Outstanding — Diluted	61.8			61.8

Unaudited Pro Forma Consolidated Statement of Income
Year ended September 30, 2007

		Spin-off of
Amounts in millions, except per share amounts	Historical	Batesville (a)		Pro Forma
Net Revenues
Health Care sales	$940.7	$—		$940.7
Health Care rentals	415.8	—		415.8
Funeral Service sales	667.2	(667.2)		—

Total revenues	2,023.7	(667.2)		1,356.5

Cost of Revenues
Health Care cost of goods sold	546.9	—		546.9
Health Care rental expenses	207.1	—		207.1
Funeral Service cost of goods sold	388.6	(388.6)		—

Total cost of revenues	1,142.6	(388.6)		754.0

Gross Profit	881.1	(278.6)		602.5
Other operating expenses	604.4	(121.4	)(b)	483.0
Litigation (credits) charge	(1.2)	—		(1.2)
Special (credits) charges	(0.2)	—		(0.2)

Operating Profit	278.1	(157.2)		120.9
Other income (expense), net:
Interest expense	(22.2)	—		(22.2)
Investment income and other	35.6	(28.1	)(f)	7.5

Income from Continuing Operations Before Income Taxes	291.5	(185.3)		106.2
Income tax expense	100.9	(65.1	)(g)	35.8

Income from Continuing Operations	$190.6	$(120.2)		$70.4

Income from Continuing Operations per Common Share — Basic	$3.08			$1.14

Income from Continuing Operations per Common Share — Diluted	$3.07			$1.13

Average Common Shares Outstanding — Basic	61.8			61.8

Average Common Shares Outstanding — Diluted	62.1			62.1

Unaudited Pro Forma Consolidated Statement of Income
Year ended September 30, 2006

		Spin-off of
Amounts in millions, except per share amounts	Historical	Batesville (a)		Pro Forma
Net Revenues
Health Care sales	$862.6	$—		$862.6
Health Care rentals	425.7	—		425.7
Funeral Service sales	674.6	(674.6)		—

Total revenues	1,962.9	(674.6)		1,288.3

Cost of Revenues
Health Care cost of goods sold	501.1	—		501.1
Health Care rental expenses	217.2	—		217.2
Funeral Service cost of goods sold	394.8	(394.8)		—

Total cost of revenues	1,113.1	(394.8)		718.3

Gross Profit	849.8	(279.8)		570.0
Other operating expenses	529.1	(91.4	)(b)	437.7
Litigation (credits) charge	(2.3)	—		(2.3)
Special (credits) charges	5.4	—		5.4

Operating Profit	317.6	(188.4)		129.2
Other income (expense), net:
Interest expense	(21.3)	—		(21.3)
Investment income and other	42.7	(35.3	)(f)	7.4

Income from Continuing Operations Before Income Taxes	339.0	(223.7)		115.3
Income tax expense	117.5	(80.7	)(g)	36.8

Income from Continuing Operations	$221.5	$(143.0)		$78.5

Income from Continuing Operations per Common Share — Basic	$3.61			$1.28

Income from Continuing Operations per Common Share — Diluted	$3.60			$1.27

Average Common Shares Outstanding — Basic	61.5			61.5

Average Common Shares Outstanding — Diluted	61.6			61.6

Unaudited Pro Forma Consolidated Statement of Income
Year ended September 30, 2005

		Spin-off of
Amounts in millions, except per share amounts	Historical	Batesville (a)		Pro Forma
Net Revenues
Health Care sales	$810.9	$—		$810.9
Health Care rentals	467.8	—		467.8
Funeral Service sales	659.4	(659.4)		—

Total revenues	1,938.1	(659.4)		1,278.7

Cost of Revenues
Health Care cost of goods sold	481.5	—		481.5
Health Care rental expenses	222.7	—		222.7
Funeral Service cost of goods sold	393.4	(393.4)		—

Total cost of revenues	1,097.6	(393.4)		704.2

Gross Profit	840.5	(266.0)		574.5
Other operating expenses	555.7	(88.3	)(b)	467.4
Litigation (credits) charge	358.6	—		358.6
Special (credits) charges	36.3	(2.3)		34.0

Operating Loss	(110.1)	(175.4)		(285.5)
Other income (expense), net:
Interest expense	(18.4)	—		(18.4)
Investment income and other	12.6	(17.3	)(f)	(4.7)

Loss from Continuing Operations before Income Taxes	(115.9)	(192.7)		(308.6)
Income tax benefit	(19.6)	(69.6	)(g)	(89.2)

Loss from Continuing Operations	$(96.3)	$(123.1)		$(219.4)

Loss from Continuing Operations per Common Share — Basic	$(1.56)			$(3.55)

Loss from Continuing Operations per Common Share — Diluted	$(1.56)			$(3.55)

Average Common Shares Outstanding — Basic	61.8			61.8

Average Common Shares Outstanding — Diluted	61.8			61.8

Unaudited Pro Forma Consolidated Balance Sheet
December 31, 2007

		Spin-off of	Pro Forma
Amounts in millions	Historical	Batesville (a)	Adjustments		Pro Forma
ASSETS
Current Assets

Cash and cash equivalents	$125.5	$(11.8)	$(40.8	)(c,e)	$72.9
Investment securities	164.3	—	(113.9	)(e)	50.4
Trade accounts receivable, net	434.3	(93.4)	—		340.9
Inventories	151.2	(48.7)	—		102.5
Deferred income taxes	43.9	(17.0)	(1.1	)(g)	25.8
Other current assets	22.5	(5.1)	—		17.4

Total current assets	941.7	(176.0)	(155.8)		609.9

Equipment leased to others, net	189.5	—	—		189.5
Property, net	221.5	(87.5)	(7.6	)(f)	126.4
Investments	59.0	—	(58.3	)(f)	0.7
Intangible assets:
Goodwill	427.6	(5.7)	—		421.9
Software and other	152.0	(16.3)	—		135.7
Notes receivable, net of discounts	147.0	(5.5)	(135.1	)(f)	6.4
Prepaid pension costs	1.0	—	—		1.0
Other assets	25.7	(11.1)	(0.2	)(h)	14.4

Total Assets	$2,165.0	$(302.1)	$(357.0)		$1,505.9

LIABILITIES
Current Liabilities

Trade accounts payable	$89.9	$(17.6)	$—		$72.3
Short-term borrowings	10.7	—	—		10.7
Accrued compensation	87.3	(19.6)	—		67.7
Accrued litigation charge	21.1	—	—		21.1
Accrued product warranties	18.7	—	—		18.7
Accrued customer rebates	22.3	(19.4)	—		2.9
Other current liabilities	81.9	(16.1)	—		65.8

Total current liabilities	331.9	(72.7)	—		259.2

Long-term debt	351.5	—	(250.9	)(h)	100.6

Accrued pension and postretirement benefits	62.1	(27.2)	—		34.9
Deferred income taxes	28.7	16.1	(3.4	)(g)	41.4
Other long-term liabilities	84.2	(34.5)	(3.8	)(g)	45.9

Total Liabilities	858.4	(118.3)	(258.1)		482.0

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Common stock	4.4	—	—		4.4
Additional paid-in-capital	103.0	—	7.0	(d)	110.0
Retained earnings	1,770.1	(195.5)	(101.8	)(i)	1,472.8

Accumulated other comprehensive income	2.6	11.7	(4.1	)(f)	10.2
Treasury stock, at cost	(573.5)	—	—		(573.5)

Total Shareholders’ Equity	1,306.6	(183.8)	(98.9)		1,023.9

Total Liabilities and Shareholders’ Equity	$2,165.0	$(302.1)	$(357.0)		$1,505.9

Hillenbrand Industries, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements
(Unaudited)
(a)	Reflects the elimination of the financial results of operations, assets, liabilities and accumulated other comprehensive income amounts associated with Batesville Holdings, Inc. (“Batesville”) due to the spin-off of Batesville to Hillenbrand Industries, Inc. (“Original Hillenbrand”) shareholders (the “Distribution”).

(b)	Reflects the elimination of the direct operating expenses of Batesville. The amount varies from the Batesville carve-out financial statements because certain corporate overhead expenses that were allocated to the Batesville carve out financial statements will be retained as ongoing expenses of Original Hillenbrand. These corporate overhead expenses are related primarily to corporate governance, general management, tax and investor relations, and were $11.7 million, $11.2 million and $13.2 million during fiscal years 2007, 2006 and 2005, respectively. For the three-month period ended December 31, 2007 and the year ended September 30, 2007, this adjustment also includes the elimination of $2.2 million and $11.8 million, respectively, of non-recurring costs related to the Batesville spin-off that were recognized in the historical financial statements of Original Hillenbrand.

(c)	In addition to the non-recurring spin-off costs noted above, we expect to incur additional non-recurring costs related to the spin-off of Batesville of approximately $25.7 million during the remainder of fiscal 2008. As such, that $25.7 million has been reflected as a reduction of cash in the unaudited pro forma consolidated balance sheet.

(d)	Original Hillenbrand and Batesville also expect to incur incremental non-cash charges related to the modification or acceleration of equity-based awards, subject to final approval by the Original Hillenbrand Board of Directors, in the range of $16 to $19 million. Of this amount, approximately $7 million is expected to be recognized by Original Hillenbrand as a one-time charge just prior to the Batesville spin-off and, as such, has been recognized as an adjustment in the unaudited pro forma consolidated balance sheet. Also included in the range above, a charge for unvested stock options is expected to have an aggregate impact on Original Hillenbrand’s future earnings of approximately $4 million, which will be recognized over a three year period but primarily in the initial year following the separation—the amounts of incremental future charges for unvested stock options are not recognized in the unaudited pro forma consolidated statements of income. The residual amount of the non-cash charges will be recognized by Batesville as a one-time charge. It should be noted that these non-cash charge amounts reflect estimates that are dependent upon the fair value of our common stock and could change depending on the actual fair value at the time of modification.

(e)	Based upon available cash and short-term investment securities on hand at the Distribution, it is intended that both we and Batesville will have minimum cash and investment securities equivalent to our estimated normal operating cash needs. Should excess balances be available, they will be split among us and Batesville after taking into consideration certain funding requirements related to the spin-off, including the funding status of benefit plans and certain other factors. A formula will be included in the Distribution Agreement to define the specific split of cash and investment securities (which are auction rate securities consisting of highly rated state and municipal bonds) at the Distribution. For the purposes of the unaudited pro forma consolidated balance sheet included herein, that formula has been applied to the related balances at December 31, 2007, and the resulting amount of cash and investment securities that would have been contributed to Batesville had the separation occurred on that date is reflected as pro forma adjustments to cash and investment securities in the amounts of $15.1 million and $113.9 million, respectively. While the liquidity of auction rate securities has recently been called into question based upon market conditions and the auction failures we have experienced, based upon the underlying securities within our auction rate security portfolio, we believe there is no current impairment with respect to the carrying value of these assets, and we anticipate that we will be able to convert this portfolio to cash within the next 12 months. Further, the current illiquidity of these investments is not expected to impact our ability to fund operating and capital expenditure needs.

As a result of that contribution of cash and investment securities at the Distribution and the removal of Batesville’s positive cash flows, our cash and investment securities balances will be lower after the Distribution than immediately before. Accordingly, interest earnings on such balances are expected to decline. No adjustment, however, has been made to reflect such lower interest earnings in the unaudited pro forma consolidated statements of income as we are unable to estimate the specific impact to such historical earnings.

(f)	In conjunction with the Distribution, we will contribute certain assets to Batesville. Among those assets to be contributed are ownership interests in a corporate conference center and company owned aircraft, recorded at $7.6 million. Additionally, we will contribute, or liquidate and contribute the resulting proceeds from, investments in limited partnerships, along with preferred stock and stock warrants of FFS Holdings, Inc. (“FFS”), valued at $58.3 million. Finally, notes receivable, or any related proceeds received, from FFS of $135.1 million will also be contributed to Batesville. As a result of those contributions, unrealized gains of $4.1 million included in accumulated other comprehensive income at December 31, 2007 are also reflected as an adjustment in the unaudited pro forma consolidated balance sheet. Also, the unaudited pro forma consolidated statements of income reflect the removal of interest income and investment earnings related to those investments during each period presented.

(g)	The pro forma adjustments to income taxes reflect the estimated income tax effects of the elimination of the Batesville business and the contributions of assets as described in the Notes above. It should be noted, however, that the effective income tax rates ultimately reflected in the adjusted pro forma results include the impact of certain historical favorable discrete income tax adjustments which are not expected to be incurred in future periods. As such, the effective income tax rates reflected in the adjusted pro forma results may not be indicative of future tax rates incurred by Original Hillenbrand after the Batesville spin-off.

(h)	In order to derive the desired capital structure for Original Hillenbrand and Batesville following the Distribution, immediately prior to the spin-off of Batesville, Batesville will pay to us a dividend of $250.0 million, and we will repay outstanding borrowings with a face value of $250.0 million. Accordingly, the long-term debt and the related interest rate swap agreements and deferred financing fees associated with such debt have been eliminated from Original Hillenbrand’s pro forma balance sheet. The interest expense associated with this long-term debt was $14.7 million, $13.2 million, and $9.3 million for the fiscal years ended September 30, 2007, 2006, and 2005. In accordance with EITF Issue No. 87-24, “Allocation of Interest to Discontinued Operations,” the historical interest expense incurred on this long-term debt will be included in income from continuing operations for historical comparative periods presented after the spin-off. While we expect the repayment of this long-term debt to reduce annual interest expense by $10 to $15 million in annual periods following the spin-off, we have not adjusted the unaudited pro forma consolidated statements of income to reflect that expected decline in interest expense.

(i)	Reflects the net amount of contributions to Batesville and additional non-recurring separation costs to be incurred by Original Hillenbrand to complete the Batesville spin-off.